                                                                   EXHIBIT 10.23


                               PURCHASE AGREEMENT


                 THIS PURCHASE AGREEMENT ("Agreement") made as of this 1st day of June, 1994 by and between NORGATE PLAZA LIMITED PARTNERSHIP, an Indiana limited partnership ("Seller") and NORGATE SHOPS CORP. ("Purchaser").

                 1. Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the real estate and improvements located in Marion County, Indiana which is commonly known as the Norgate Plaza Shopping Center and more particularly described on Exhibit "A" attached hereto (the "Property").

                 2. The total purchase price for the Property is Five Million One Hundred Eighty-Five Thousand Five Hundred Two and 29/100 Dollars ($5,185,502.29) (the "Purchase Price") payable as follows:

                 (a) the sum of $20,000 cash at Closing payable, at Seller's option, by cashiers check, wire transfer, or other means reasonably acceptable to Purchaser and

                 (b) the Property being conveyed to Purchaser subject to (i) an existing mortgage on the Property payable to RPS Realty Trust ("RPS") having an unpaid balance due including all accrued interest and other charges, of $3,721,259.95 as of the Closing and (ii) an existing mortgage on the Property payable to the Purdue Research Foundation ("Purdue") having an unpaid balance due, including all accrued interest and other charges, of $1,444,242.34 as of the Closing.

It is the intent of the parties that the mortgage liens of RPS and Purdue shall survive the Closing and the transfer of title to the Property.

                 3. On the date hereof (the "Closing") and upon payment of the Purchase Price, Seller shall convey the Property to Purchaser by executing, acknowledging (where appropriate) and delivering to Purchaser the following documents:

                 (a)      A Quitclaim Deed for the Property (the "Deed"),

                 (b) A Vendor's affidavit, in a form substantially the same as Exhibit "B" attached hereto, required by and satisfactory to the title company to insure Purchaser's title to the Property subject only to the Permitted Exceptions as described in Paragraph 4 below.
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                 (c)      A copy of Seller's partnership agreement and all
amendments, and evidence of the due authorization by Seller of the execution of this Agreement and the documents to be delivered pursuant hereto.

                 (d) An affidavit in accordance with Section 1445 of the Internal Revenue Code certifying that Seller is not a foreign entity.

                 (e) An executed Assignment (the "Lease Assignment") assigning all of Seller's right, title and interest in and to the Tenant Leases (as defined in subparagraph 7(f) below).

                 (f) A satisfaction and release of the outstanding Mortgage encumbering the Property in favor of Patrician Equities Corporation and its assignee CEP Partnership.

                 (g) A certified copy of the Final Judgment and Order filed in the U.S. District Court, Southern District of New York on May 24, 1993 in the action entitled Dante A. Ramos and Sheldon Rabin v. Patrician Equities Corporation. et al., Civil Action No. 89 Civ. 5370.

                 (h) Any other documents or items reasonably required to be delivered by Seller pursuant to any provision of this Agreement or necessary to effectuate its terms and provisions.

                 4.       (a)     As a condition of Purchaser's obligation to
complete Closing hereunder, title to the Property shall be subject only to the Permitted Encumbrances (as hereinafter defined). The term "Permitted Encumbrances" shall mean Tenant Leases and the items set forth on Exhibit "C" hereto. Purchaser may obtain an Owner's Title Insurance Policy at its sole cost. Title to all personal property shall be good and marketable and free and clear of all liens, security interests and other encumbrances, other than the Permitted Encumbrances.

                          (b)     Seller shall surrender to Purchaser, on the
day of closing, whatever rights it may have to possession of the Property.

                  5. At Closing Purchaser shall pay the Purchase Price or as provided herein and deliver a certain Settlement Agreement to be entered into by and between RPS and Seller of even date herewith (the "Settlement Agreement").

                 6. Seller acknowledges that the conveyance of the Property shall be irrevocable, that upon the delivery of the Deed, Seller will have no further interest in the Property, and that upon delivery of the Deed to Purchaser, Purchaser shall be entitled to receive and retain all (a) income and revenue (including all insurance proceeds payable by any insurer of the





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Property) from the Property paid after the date hereof and (b) Seller's interest in any funds held by the Court appointed receiver.

                 7. Seller hereby warrants and represents to Purchaser as follows:

                          (a)     Seller has the power and authority under its
partnership agreement and any amendments thereto to enter into and perform its obligations under this Agreement and all other documents referred to herein; and all actions necessary or appropriate for Seller's execution and performance of this Agreement and all other such documents have been taken; and upon their execution, this Agreement and the other such documents will constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. The making and performance of this Agreement and of the other documents required of Seller hereunder will not violate any provisions of Seller's partnership agreement with other organizational documents, or result in any breach or violation of, or constitute a default under, any decree, agreement, note or other instrument applicable to or binding upon Seller or any affiliate of Seller other than a breach of the terms, conditions and provisions of the existing mortgage to Purdue, or, to the best of Seller's knowledge, without independent investigation or inquiry, violate the provision of any federal or state law or regulation. Seller has not entered into any letter of intent, agreement of sale, option, agreement or any other instrument regarding the Property which provides for options to purchase, rights of first refusal and other similar provisions.

                          (b)     Seller's entry into this Agreement and its
delivery of the Deed and other documents pursuant hereto are wholly voluntary, for good and valuable consideration. Seller has been represented by competent counsel of Seller's own choice throughout the negotiations of this Agreement.

                          (c)     Seller is not presently the subject of any
insolvency, bankruptcy or other similar proceeding.

                          (d)     There are no actions, suits, proceedings or
claims which are pending or, to the best of Seller's knowledge or information, threatened against Seller and affecting the Property other than the pending foreclosure proceeding filed in the Marion Superior Court by RPS and Purdue, and a lawsuit which has been threatened by an operator of a health club previously conducting business at the Property.

                          (e)     Except for the indebtedness due RPS and
Purdue and obligations incurred by the Court appointed Receiver subsequent to October 28, 1993, Seller, has no actual knowledge of any unpaid creditors that could assert a claim against the





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Property, or arising from the use or operation of the Property, except as listed on Exhibit "D".

                         (f)      From and after June 11, 1992, the general
partner of Seller has received no notice from any governmental authorities claims that there is present in any medium at the Property, in quantities requiring remediation, or in violation of applicable law, (A) any hazardous substances, pollutants or contaminants, as those terms are defined pursuant to the Comprehensive Environmental Response, Compensation and liability Act, 42 U.S.C. Section Section 9601-9657, as amended by the Superfund Amendment and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (October 17,
1986), or (B) any petroleum or petroleum products, as defined in Title I to the Resource Conservation and Recovery Act, 42 U.S.C. Section Section 6991-6991(i) or (C) any toxic or hazardous wastes or substances subject to the Hazardous Materials Transportation Act, 49 U.S.C. Sections 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., the Clean Air Act, 33 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Sections 1101 et seq., and any so-called "Super Fund" or "Super Lien" law, environmental laws administered by the Environmental Protection Agency, any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder.

Seller covenants and agrees to execute such documentation reasonably requested by Purchaser from time to time after Closing in order to effect the transactions contemplated hereby, but Seller shall not be required to take any other action or incur any costs in connection therewith.

                 8. The sale contemplated by this Agreement is conditioned upon and subject to (i) the execution of that certain Settlement Agreement dated June 1, 1994 by and between Seller and RPS and (ii) the assignment from Purdue to RPS of its Note and Mortgage simultaneously with the execution hereof, for a sum equal to the unpaid principal amount due plus accrued interest through June 1, 1994 at the non-default contract rate plus attorneys fees.

                 9. All representations and warranties of the Seller contained in this Agreement shall survive delivery of the Deed to Purchaser without limitation as to time (other than as provided by applicable law) and shall not merge therein.

                 10.      (a)     This Agreement shall be governed and
construed under the laws of the State of Indiana, without reference to conflict of laws principles.





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                          (b)     This Agreement may be executed in several
counterparts and by the parties hereto, each of which is an original but all of which together shall constitute one document.

                          (c)     This Agreement shall be binding upon and
inure to the benefit of the parties hereto, and each of their respective heirs, administrators, executors, successors and assigns.

                          (d)     This Agreement represents the entire
agreement between the parties respecting the subject matter hereof and shall not be amended except by written amendment signed by both parties.

                          (e)     Nothing in this Agreement shall be deemed to
constitute an assumption by Purchaser of any obligations or liabilities of Seller other than those obligations of performance, if any, expressly assumed by Purchaser in the documents executed in connection herewith.

                 11. Purchaser acknowledges that Purchaser has had the opportunity to inspect the Property and that except to the extent Seller has expressed warranties or representations otherwise in this Agreement, Purchaser is acquiring the property on an "as-is" basis without representation or warranty, expressed or implied, of any kind whatsoever by Seller or by any person or entity on behalf of the Seller regarding the physical condition of the property, the zoning of the Property, the income producing value of the Property, the marketability of the Property, its status as a shopping center in the State of Indiana, or regarding any other matter relating to the condition or value of the Property or its fitness for a particular use.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         NORGATE PLAZA LIMITED PARTNERSHIP
                                         an Indiana limited partnership
                                         By, Norgate Plaza, Inc.,
                                         Its General Partner


                                         By:
                                            -----------------------------
                                                  Richard J. Langlais
                                                  Its President


                                         NORGATE SHOPS CORP.



                                         By:
                                            -----------------------------





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
                               VENDOR'S AFFIDAVIT


STATE OF MINNESOTA        )
                          )  SS.:
COUNTY OF DAKOTA          )


                 Norgate Plaza Limited Partnership (hereinafter referred to, jointly and severally, as "Vendor") is this day conveying to NORGATE SHOPS CORP. (hereinafter referred to as "Purchaser"), by quitclaim deed the following described Real Estate located in Marion County, Indiana:

                        See Exhibit "A" attached hereto

and commonly known as the Norgate Plaza Shopping Center (hereinafter referred to as the "Real Estate").
                 In connection with the sale of the Real Estate, Purchaser has obtained a commitment for an owner's policy of title insurance for the Real Estate under date of February 23, 1994, issued by Chicago Title Insurance Company as number 225-272CE.
                 Vendor has not executed, or permitted anyone in Vendor's behalf to execute, any conveyance, mortgage, lien, lease, security agreement, financing statement or encumbrance of or upon the Real Estate or any fixtures attached thereto, except as states above, which is now outstanding or enforceable against the Real Estate. Vendor has made no contract to sell all or part of the Real Estate to any person other than the Purchaser, and

Vendor has not given to any person an option to purchase all or part of the Real Estate, which is enforceable or exercisable now or at any time in the future.
                  There is no judgment of any court of the State of Indiana or of any court of the United States that is or may become a lien on the Real Estate. No petition for bankruptcy has been filed by or against Vendor within the last six months, nor is any petition now pending with respect to Vendor for bankruptcy, insolvency or incompetency. Vendor is neither principal nor surety on any bond payable to the State of Indiana.
                 Vendor is not acting directly or indirectly, in any capacity whatsoever for any foreign country or national thereof, and Vendor is a partnership duly organized under the laws of the State of Indiana and the persons or entity executing this affidavit and the deed on behalf of Vendor have been fully empowered pursuant to the provisions of the Vendor's partnership agreement to execute and deliver this affidavit and the deed; and Vendor has full partnership capacity to convey the Real Estate described herein and all necessary partnership action for the making of such conveyance has been taken and done.
                 Vendor intends that each of the statements made herein shall be construed as a representation; each of the representations is made for the purpose of inducing Purchaser to purchase the Real Estate; and each of the representations, whether construed jointly or severally, is true. Vendor expressly authorizes Purchaser and all of the persons to rely on





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such representations, but, notwithstanding anything contained herein to the contrary, such representations are made only to the extent of the actual knowledge of Richard J. Langlais without independent investigation or inquiry and is further limited to matters which occurred during the period of time from and after June 11, 1992 up to and including October 29, 1993.

                                           NORGATE PLAZA LIMITED PARTNERSHIP
                                           By, Norgate Plaza, Inc.,
                                            Its General Partner


                                           -----------------------------------
                                           Signature Richard J. Langlais,
                                           Its President


                                           -----------------------------------
                                           Printed



         Subscribed and sworn to before me a Notary Public with and for said County and State, this ____ day of ___________, 1994.

                                  ------------------------------

My Commission Expires:                           , Notary Public
                                  ---------------

                                  Resident of             County
------------------------                      -----------




This instrument was prepared by ANCEL & DUNLAP, Timothy L. Black, Attorney at Law, 151 North Delaware, 1770 Market Square Center, Indianapolis, Indiana 46204.





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
                              PERMITTED EXCEPTIONS

General Exceptions:

1. Rights or Claims of parties in possession not shown by the public records.

2. Encroachments, overlaps, boundary line disputes, or other matters which could be disclosed by an accurate survey or inspection of the premises.

3.       Easements or claims of easements, not shown by the public records.

4. Any lien, or right to a line, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

5. Taxes or special assessments which are not shown as existing liens by the public records.

Special Exceptions:

1. Taxes for the year 1993 each half for $92,257.67 are assessed in the name of Norgate Plaza Limited Partnership due and payable in May and November 1994. May installment unpaid; November installment unpaid. Washington Township-Outside: Parcel #800-8249850. Assessed value:
         Land $701,770; Improvements $   53770; Exemptions None.

NOTE:  Future assessments for solid waste collection.

NOTE: Taxes for the year 1992 due and payable in 1993 are delinquent in the amount of $89,225.00, plus penalties and interest.

2. Taxes for the year 1994 due and payable in 1995 are a lien not yet due and payable.

3. Note for information Only: Information relative to current sewer use charges can be obtained from the Department of Public Works. (E33-2432)

4. Delinquent sewer use charges in the sum of $32.79 certified to the Marion County Auditor under No. S394402494 as reflected in the Records of Marion County Treasurer.

5. Rights of the public, the State of Indiana and the municipality in and to that part of the premises taken or used for that purpose.

6. Electric Line Easement granted to Indianapolis Power and Light Company by Instrument dated July 25, 1969 and recorded September 5, 1965 as instrument S65-46647, over the South portion of the premises.

7. Public Street Dedication recorded December 3, 1969, as Instrument #65-02852 for Ruth Road.

8. Easement granted to Indiana Bell Telephone Company, Incorporated by Instrument dated October 24, 1985 and recorded April 22, 1986 as instrument #66-22726, over the North portion of the premises.

9. Rights of Lower Norgate Cinemas, Inc., lessee for part of the premises for a term of 25 years with four five-year renewal options pursuant to a certain lease dated January 25, 1970 and recorded May 26, 1970 as instrument #70-22582 as modified by instrument #77-58277, and as assigned by instrument #77-58276.

10. Rights of Kohl's Oakland, Inc., lessee for part of the premises for a term beginning March 1, 1983 and ending January 31, 1995, with three five-year renewal options pursuant to a certain lease dated September 21, 1994 as set out in a Memorandum of Lease recorded October 16, 1994, as instrument #84-80559.

11. The interest of Frank's Nursery & Crafts, Inc., & Michigan Corporation, lessee for part of the premises for a term of twenty-five years with four five year renewal options pursuant to a certain lease dated December 2, 1985 as set out in a memorandum of lease recorded June 5, 1986 as Instrument 86-49226.

12. The interest of McDonald's Corporation, a Delaware corporation, lessee for part of the premises for a term of twenty years beginning on May 23, 1988, together with the option to extend for successive periods aggregating twenty years as set out in a memorandum of lease recorded September 15, 1988 as Instrument 88-95295 and an agreement recorded April 4, 1990 as Instrument #90-32257.

13. The interest of Hook & Superx, Inc., a Delaware corporation, lessee for part of the premises for a term of five years commencing May 1, 1990 and ending April 30, 1995 together with the option to extend for a period ending April 30, 2000 as set out in a memorandum of lease recorded February 23, 1990 as Instrument #90-17527.

14. The lien and provisions of a Mortgage dated February 19, 1970 and recorded February 25, 1970 as Instrument #70-7522, in the original principal sum of $2,400,000.00 by Norgate





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
         Associates, an Indiana limited partnership to Purdue Research
         Foundation.

15. Collateral Assignment of Rents dated February 19, 1970 and recorded March 5, 1970 as Instrument #70-5232, as collateral security for a loan in the original principal sum of $2,400,000.00 by Norgate Associates, an Indiana limited partnership, to Purdue Foundation.

16. The lien and provisions of a Mortgage dated November 29, 1984 and recorded December 3, 1984 as Instrument #84-94351, in the original principal sum of $4,555,572.83 by Norgate Plaza Limited Partnership, an Indiana limited partnership to Resources Pension Shares 2, a Massachusetts business trust. Assigned to RPS Realty Trust by Assignment dated December 28, 1988 and recorded September 1, 1989 as Instrument #89-86455.

17. Assignment of Landlord's Interests in Real Estate and Leases dated November 29, 1984 and recorded December 3, 1984 as Instrument #84-94352 as collateral security for a certain loan in the original principal sum of $4,555,572.83 by Norgate Plaza Limited Partnership, an Indiana limited partnership to Resources Pension Shares I, a Massachusetts Business Trust.

18. Proceedings pending on a Complaint to Foreclose a wraparound mortgage filed September 21, 1993 as Cause No. 49007-9309-07- 0994 by RPS Realty Trust, plaintiff against Norgate Plaza Limited Partnership, et. al and Complaint to Foreclose Mortgage filed February 7, 1994 as Cause No. 49007-9309-07-0994 by Purdue Research Foundation, Counter-claimant.

19. Any special tax which may be assessed in the future in the event the pending reassessment appeal is denied.





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                                  EXHIBIT "A"

Part of the East Half of the Southwest Quarter of Section 30, Township 17 North, Range 4 East in Marion County, Indiana, more particularly described as follows:

Beginning at the West line of said Half Quarter Section, North 00 degrees 01 minutes 15 seconds East 907.00 feet from the Southwest corner of said Half Quarter Section; thence North 82 degrees 06 minutes 15 seconds East along the North line of Highland Creek Boulevard, North Drive, as dedicated in the plat of Highland Creek Boulevard Addition recorded in Plat Book 22, page 168, in the Office of the Recorder of Marion County, 1130.78 feet; thence North 00 degrees 01 minutes 15 seconds East parallel with the West line of said Half Quarter
Section 1205 feet; thence North 89 degrees 58 minutes 45 seconds West 106.29 feet to a point of a curve; thence Westerly along the arc of a curve to the left having a radius of 649.72 feet and a central angle of 26 degrees 294.83 feet to a point; thence South 64 degrees 01 minutes 15 seconds West 132.39 feet to a point of curve; thence Southwesterly along the arc of a curve to the left having a radius of 257.23 feet and a central angle of 22 degrees 98.77 feet to a point; thence South 42 degrees 01 minutes 15 seconds West 266.27 feet to a point of curve; thence Southwesterly along the arc of a curve to the right of having a radius of 195.80 feet and a central angle of 49 degrees 22 minutes 15 seconds 168.72 feet to a point; thence North 88 degrees 36 minutes 30 seconds West 189.81 feet to the West line of said Half Quarter Section; thence South 00 degrees 01 minutes 15 seconds West along said West line 904.94 feet to the Place of Beginning.

                                  Exhibit "D"

                               Schedule of Claims


                 1. Unpaid real estate taxes due and payable November 10, 1993 and any penalty associated therewith.

                 2. Unpaid commissions and management fees payable to Trammell Crow Company, their agent or assigns.

                 3.       Unpaid work performed by Colgate Asphalt Maintenance,
Inc.

                 4.       Unpaid legal fees to Christopher D. Seigel.